Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721
OLD DOMINION FREIGHT LINE ANNOUNCES NEW
$250 MILLION STOCK REPURCHASE PROGRAM

THOMASVILLE, N.C. – (May 23, 2016) – Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today announced that its Board of Directors has approved a new two-year stock repurchase program authorizing Old Dominion to repurchase up to $250 million of its outstanding common stock.

Old Dominion’s total outstanding stock repurchase authority is now approximately $262 million. This total includes approximately $12 million remaining under the previously authorized repurchase program announced on November 10, 2014, which the Company intends to complete before it commences the new repurchase program.

David S. Congdon, Vice Chairman and Chief Executive Officer of Old Dominion, commented, “We are pleased with the Board’s authorization of this new stock repurchase program, which reflects our confidence in Old Dominion’s financial stability and focus on improving long-term shareholder value. While we remain committed to investing in the strategic growth of our business, this new program reflects our strong financial position and substantial cash flow, which provides the flexibility for us to continue to return capital to our shareholders.”

Under the new repurchase program, Old Dominion may repurchase shares from time to time in the open-market or through privately negotiated transactions. The extent to which Old Dominion repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations, as determined by Old Dominion’s management team. The new repurchase program does not obligate Old Dominion to repurchase any number of shares and may be suspended or discontinued at any time.

- MORE -

ODFL Announces New $250 Million Stock Repurchase Program

May 23, 2016

Forward-Looking Statements

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as economic recessions and downturns in customers' business cycles and shipping requirements; (7) increases in driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand; (8) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels and claims in excess of insured coverage levels; (9) cost increases associated with employee benefits, including compliance obligations associated with the Patient Protection and Affordable Care Act; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (12) decreases in demand for, and the value of, used equipment; (13) the availability and cost of diesel fuel; (14) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (15) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include class-action allegations; (16) the costs and potential liabilities related to governmental proceedings; (17) the costs and potential liabilities related to our international business operations and relationships; (18) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration, including its Compliance, Safety, Accountability initiative, and other regulatory agencies; (19) seasonal trends in the less-than-truckload industry, including harsh weather conditions; (20) our dependence on key employees; (21) the concentration of our stock ownership with the Congdon family; (22) the costs and potential adverse impact associated with future changes in accounting standards or practices; (23) potential costs associated with cyber incidents and other risks, including system failure, security breach, disruption by malware or other damage; (24) the impact of potential disruptions to our information technology systems or our service center network; (25) damage to our reputation from the misuse of social media; (26) the costs and potential adverse impact of compliance

- MORE -

ODFL Announces New $250 Million Stock Repurchase Program

May 23, 2016

with anti-terrorism measures on our business; (27) dilution to existing shareholders caused by any issuance of additional equity; and (28) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

About Old Dominion

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services, which include ground and air expedited transportation and consumer household pickup and delivery through a single integrated organization. In addition to its core LTL services, the Company offers a broad range of value-added services including container drayage, truckload brokerage, supply chain consulting and warehousing.

- END -